Exhibit 99.1

MEDIVATION FILES PRELIMINARY CONSENT REVOCATION STATEMENT

Board Committed to Stockholders’ Best Interests and Continuing to Deliver Significant Value

Hostile Consent Solicitation Merely a Tactic to Facilitate Sanofi’s Substantially Inadequate Proposal;

Hand-Picked Nominees Have Minimal Biotech Experience

SAN FRANCISCO, CA – May 27, 2016 – Medivation, Inc. (NASDAQ: MDVN) today announced that it has filed a preliminary Consent Revocation Statement with the Securities and Exchange Commission in response to Sanofi’s preliminary consent solicitation statement filed on May 25, 2016. Both sets of materials are subject to the SEC review process, and solicitation of consent forms is not permitted prior to completion of this process.

Medivation’s Board of Directors has, since inception, led the Company to the successful establishment of a world-class oncology franchise, an innovative late-stage pipeline with blockbuster potential, and a proven track record of delivering extraordinary value to stockholders. Medivation strongly believes that the current, highly experienced Board is best suited to assure delivery to the Company’s stockholders of the value which has been and is being created, including the responsible and knowledgeable review of any strategic alternatives.

David Hung, M.D., Founder, President and Chief Executive Officer of Medivation, said, “All of our stockholders deserve to be represented by directors with deep relevant experience and a common commitment to delivering value to stockholders. Medivation’s current directors are proven stewards of the Company, as shown by its highly attractive returns and rapid progress toward the realization of the full potential of the XTANDI franchise and its robust late-stage pipeline.”

Kim Blickenstaff, Chairman of Medivation’s Board of Directors, said, “Sanofi is asking Medivation stockholders to enter into a devil’s bargain: forfeit the prospects of considerable near- and long-term value creation by installing hand-picked nominees with minimal biotechnology industry experience. As we have reiterated many times, both privately and publicly, Sanofi’s proposal substantially undervalues our company. Stockholders should not allow Sanofi to disrupt our Board’s sophisticated and experienced stewardship that objectively considers any and all strategic alternatives that may deliver superior value.”

In the preliminary consent revocation materials filed today, Medivation notes that:

1.	Sanofi’s Consent Solicitation is an Attempt to Remove and Replace Directors Who Have a Long Track Record of and Commitment to Acting in the Best Interests of Medivation’s Stockholders.

•	Each of Medivation’s current directors has first-hand working knowledge of the Company, its operations, its employees, its marketed product and pipeline.

•	In contrast, Sanofi and the Sanofi Nominees have limited or no familiarity with the Company and collectively lack experience in the biopharmaceutical industry.

2.	Through the Consent Solicitation, Sanofi Seeks to Seize Control of Medivation Through an Opportunistic Proposal at a Price the Board Has Determined To Be Substantially Inadequate.

•	The Board has unanimously concluded that the Sanofi proposal of $52.50 per share is substantially inadequate.

•	The timing of the Sanofi proposal is highly opportunistic. Sanofi’s tactics are designed to obtain for its own shareholders the value that Medivation is creating and that rightfully belongs to Medivation’s stockholders.

•	Sanofi is acting before Medivation’s stockholders and the financial markets are able to assess a number of potentially key value-creating milestones for Medivation.

3.	Medivation Has Achieved Great Success Under Its Board of Directors and Stockholders Have Been Rewarded with Extraordinary Returns.

•	Medivation has an outstanding track record of delivering value, generating a total stockholder return of more than 15,000% since its first public financing.

•	Medivation has generated a 957% total stockholder return over the last five years and a 4,487% total stockholder return over the last ten years. The comparable returns for the NASDAQ Biotechnology Index were 144% and 245%, respectively.

•	Medivation has already achieved two years of profitability, with minimal dilutive capital raises. What makes this achievement more impressive is the fact that XTANDI was launched 16 months after Johnson & Johnson launched another hormonal prostate cancer product. XTANDI has now passed Johnson & Johnson’s earlier launched drug to become the leading novel hormonal prostate cancer therapy in the United States by sales and prescriptions.

•	Importantly, key drivers for Medivation’s future success remain in place with its two wholly owned late-stage oncology assets that have the potential to be blockbuster oncology products.

4.	The Board Believes That Sanofi’s Nominees – Through Whom Sanofi Seeks to Seize Control of Medivation – Are Not in the Best Position to Serve the Interests of the Company’s Stockholders.

•	Although the Sanofi Nominees would, if elected, be subject to fiduciary duties under Delaware law, they could facilitate Sanofi’s acquisition of Medivation at a price that the current Board has determined is substantially inadequate and not in the best interests of the Company and its stockholders.

•	Sanofi has no duty to act in the best interests of the Company’s stockholders (including when selecting the Sanofi nominees to serve on the Board). It would be in Sanofi’s and its shareholders’ interest to buy the Company at the lowest possible price.

5.	The Sanofi Consent Solicitation Is a Tactic to Facilitate Sanofi’s Proposal, Which Substantially Undervalues the Company and its Leading Oncology Franchise.

•	The Sanofi proposal does not reflect the value inherent in Medivation’s future prospects. Medivation has built XTANDI into a rapidly growing, multi-billion dollar oncology product. The Company has significant scarcity value as one of only a few profitable, commercial-stage oncology companies.

•	XTANDI’s patent life should enable Medivation to capitalize on further applications of the product.

•	XTANDI has potential application in other cancer treatments that have a large addressable patient population.

•	XTANDI’s success has laid the groundwork for future growth of Medivation. XTANDI’s success has not only allowed Medivation to grow quickly into a profitable company, but it has also allowed Medivation to make strategic investments and acquire other significant oncology assets, which we believe have enormous upside potential.

6.	The Sanofi Proposal, Which Sanofi Seeks to Pursue Through Its Consent Solicitation, Would Deny Medivation’s Stockholders the Value of Medivation’s Wholly Owned, Innovative Late-Stage Pipeline.

•	The Sanofi proposal seeks to deny our stockholders the value of Medivation’s highly promising, late-stage pipeline, and instead secure it for the benefit of Sanofi and its shareholders. In addition to its leading oncology franchise, Medivation has a highly promising, late-stage oncology pipeline with upcoming milestones that we believe have the potential to dramatically increase the pipeline’s value.

•	Talazoparib and pidilizumab represent enormous opportunities for Medivation’s stockholders. Medivation’s management believes that the addressable market for talazoparib in just the United States and Europe is more than $30 billion and that the addressable market for pidilizumab just in the United States is more than $5 billion.

•	Medivation’s current stock price does not fully value its wholly owned late-stage pipeline. Our Board believes that the additional value attributable to our wholly owned, robust and highly attractive pipeline has not yet been recognized in Medivation’s stock price and certainly not in the Sanofi proposal, which is priced at 21% below Medivation’s 52-week trading high.

7.	Sanofi’s Track Record in Oncology Raises Serious Concerns About its Ability to Ascribe Appropriate Value to Medivation’s Business.

•	Sanofi’s track record in oncology raises serious concerns about its understanding of the value of Medivation’s business. Sanofi’s lack of recent success in oncology, and the significant deterioration of its oncology franchise, suggest that it is not well-suited to evaluate or realize the significant opportunities associated with Medivation’s oncology assets.

•	Sanofi’s flawed development of Genzyme’s oncology agent alemtuzumab for a new indication casts further doubt on Sanofi’s ability to ascribe appropriate value to Medivation’s oncology franchise and pipeline. Sanofi’s lengthy attempt to develop Genzyme’s alemtuzumab for multiple sclerosis (Sanofi took 29 months to receive approval for only a subset of patients) limited the drug’s commercial value. We believe that Sanofi’s failure to maximize the commercial value of alemtuzumab may also cause it to ascribe an inappropriately conservative value to our oncology franchise and pipeline.

•	Sanofi is attempting to capitalize on Medivation’s outstanding record of identifying blockbuster opportunities in oncology to make up for its past failures.

8.	Sanofi’s Proposal is Subject to Material Contingencies that Create Major Uncertainty and Risk.

•	The Sanofi proposal contains a very lengthy list of due diligence requirements. The Sanofi proposal is conditioned on a due diligence investigation by Sanofi, which would enable Sanofi to walk away from a potential transaction for any or no reason at any time, including following completion of its due diligence review.

•	Medivation’s stockholders have no assurance that the Sanofi proposal can be completed.

Evercore and J.P. Morgan are serving as financial advisors to Medivation, and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal counsel.

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this press release. The forward-looking statements in this press release include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “believes,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statement are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Additional Information

This press release is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a preliminary consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation has filed a preliminary Consent Revocation Statement with the SEC. Stockholders may obtain the preliminary Consent Revocation Statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Medivation will furnish a definitive Consent Revocation Statement to its stockholders together with a GREEN consent revocation card when available. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the Consent Revocation Statement (including any amendments or supplements thereto), as well as any other documents relating to the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, is set forth in the preliminary Consent Revocation Statement filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and in Medivation’s latest Quarterly Report on Form 10-Q.

Contacts:

Investors

Medivation, Inc.

Anne Bowdidge, 650-218-6900

or

Media

Sard Verbinnen & Co

Steven Goldberg, 310-201-2040

or

Ron Low/Meghan Gavigan, 415-618-8750

or

Michael Henson, +44 (0) 20 3178 8914